UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 27, 2007 (July 3, 2007)

Innovo Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 South Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 27, 2007, Innovo Group Inc. (the “Company”) entered into Securities Purchase Agreements (the “Agreements”) with two “Accredited Investors,” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Investors” and “Securities Act”) for the sale of an aggregate of (i) 1,600,000 shares of its common stock at a purchase price of $1.25 per share; and (ii) warrants to purchase an additional 480,000 shares of its common stock at an exercise price of $1.36 per share. The aggregate purchase price of the shares was approximately $2,000,000 initially and approximately $2,652,000 assuming the full exercise of all of the warrants issued in connection with the private placement. The Company intends to use the proceeds solely for general working capital purposes.

In connection with the private placement, each of the Investors entered into substantially identical Agreements and Warrants to Purchase Shares of Common Stock (the “Warrant”) with the Company which include customary representations, warranties and indemnification provisions. The Agreements further provide the Investors with certain registration rights whereby the Company agreed to prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement for the resale of the shares and the shares underlying the Warrants within 60 days from the closing date. Under the Agreement, the Company granted to the Investors certain preemptive rights to participate in future offerings, as well as certain rights to future payments in the event of certain future issuances of convertible debt, equity, warrants or options at less than the exercise price of the Warrants.

The Warrants issued in connection with the private placement have a term of 5 years and are first exercisable on December 25, 2007. The Warrants contain a cashless or net-share exercise feature whereby the Investor can elect to receive an amount of shares less that number of shares equal in market value to the aggregate exercise price.

Each Investor represented to the Company that they are an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act. The common stock and warrants were offered and sold to each Investor in reliance upon an exemption from registration under Rule 506 of Regulation D the Securities Act. In connection with the Agreement and the Warrants, Pacific Wave Partners Limited acted as a financial advisor to the Company and was a paid a success fee of $20,000.

The foregoing matters are further described in a press release issued by the Company on June 28, 2007, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference. The preceding descriptions of the Agreements and Warrant are summaries of the material terms of the agreements and do not purport to be complete, and are qualified in their entirety by the copy of the agreement which are filed herewith as Exhibit 4.1 and 4.2 respectively and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Please see the disclosure in Item 1.01 above incorporated herein by reference for the required disclosure under Item 3.02.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press Release dated June 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC. (Registrant)

Date: July 3, 2007	By:	/s/ Marc Crossman
Marc Crossman Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

Exhibit Index

Exhibit Number	Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Warrant to Purchase Shares of Common Stock

99.1	Press Release dated June 27, 2007